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                                                                     Exhibit 5.1

                          [KIRKLAND & ELLIS LETTERHEAD]

                                 March 24, 2003


MDP Acquisitions plc
and MDCP Acquisitions I, as Guarantor of the Senior Exchange Notes Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland


         Re:      Registration Statement on Form F-4
                  File No. 333-101456

Ladies and Gentlemen:


         We are issuing this opinion letter in our capacity as special legal counsel to MDP Acquisitions plc, an Irish public limited company (the "Issuer"), and MDCP Acquisitions I, an Irish unlimited public company (such guarantor is hereinafter referred to as the "Guarantor" and the Guarantor, together with the Issuer, are hereinafter referred to as the "Registrants"), in connection with the proposed registration by the Issuer of E350,000,000 in aggregate principal amount of the Issuer's 10 1/8% Senior Notes due 2012, Series B (the "Euro Senior Exchange Notes"), $545,000,000 in aggregate principal amount of the Issuer's 9 5/8% Senior Notes due 2012, Series B (the "Dollar Senior Exchange Notes" and together with the Euro Senior Exchange Notes, the "Senior Exchange Notes"), E103,831,945 in aggregate principal amount of the Issuer's 15.5% Subordinated Notes due 2013, Series B (the "Euro Subordinated Exchange Notes"), and $155,747,917 in aggregate principal amount of the Issuer's 15.5% Subordinated Notes due 2013, Series B (the "Dollar Subordinated Exchange Notes" and together with the Euro Senior Exchange Notes, the Dollar Senior Exchange Notes and the Euro Subordinated Exchange Notes, the "Exchange Notes"), pursuant to a Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the "Commission") as of the date hereof, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         The obligations of the Issuer under the Senior Exchange Notes will be guaranteed by the Guarantor (the "Guarantees"). The Euro Senior Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Euro Senior Notes Indenture"), dated as of September 30, 2002, among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Euro Senior Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 10 1/8% Senior Notes due 2012 (the "Euro Senior Old Notes"), of which E350,000,000 in aggregate principal amount is outstanding. The Dollar Senior Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Dollar Senior Notes Indenture"), dated as of September 30, 2002, among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Dollar

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Senior Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 9 5/8% Senior Notes due 2012 (the
"Dollar Senior Old Notes" and together with the Euro Senior Old Notes, the "Senior Old Notes"), of which $545,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

         The Euro Subordinated Exchange Notes are to be issued pursuant to the Indenture (as supplemented, the "Euro Subordinated Notes Indenture"), dated as of October 2, 2002, among the Issuer and Deutsche Bank Trust Company Americas, as trustee. The Euro Subordinated Exchange Notes are to be issued in exchange for and in replacement of the Issuer's outstanding 15.5% Subordinated Notes due 2013 (the "Euro Subordinated Old Notes"), of which E103,831,945 in aggregate principal amount is outstanding. The Dollar Subordinated Exchange Notes are to be issued pursuant to the Indenture (as supplemented, the "Dollar Subordinated Notes Indenture"), dated as of October 2, 2002, among the Issuer and Deutsche Bank Trust Company Americas, as trustee. The Dollar Subordinated Exchange Notes are to be issued in exchange for and in replacement of the Issuer's outstanding 15.5% Subordinated Notes due 2013 (the "Dollar Subordinated Old Notes" and together with the Euro Subordinated Old Notes, the "Subordinated Old Notes"), of which $155,747,917 in aggregate principal amount is outstanding.

         In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indentures, (iii) the Registration Statement, (iv) the Registration Rights Agreements, dated as of September 30, 2002, by and among the Registrants and Deutsche Bank AG London and Merrill Lynch International, as representatives of the initial purchasers, relating to the senior notes, and (v) the Registration Rights Agreements, dated as of October 2, 2002, by and among the Issuer and Deutsche Bank AG London and Merrill Lynch International, as representatives of the initial purchasers, relating to the subordinated notes.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the federal laws of the United States of America.


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         Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indentures and duly delivered to the holders thereof in exchange for the Senior Old Notes and the Subordinated Old Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantor.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         Our advise on every legal issue addressed in this letter is based exclusively on the law of the State of New York or the federal law of the United States. For purposes of our opinion that the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantor, we have relied upon the opinion of Arthur Cox that the Indentures have been duly authorized, executed and delivered and the Exchange Notes and Guarantees have been duly authorized and validly issued by each of the Registrants, as applicable, in accordance with the applicable laws, rules or regulations of Ireland.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                  Sincerely,

                                                 /s/ Kirkland & Ellis

                                                  Kirkland & Ellis


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